As filed with the Securities and Exchange Commission on September 12, 2003 Registration No. 333-

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                -------------
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                -------------

                          BALLARD POWER SYSTEMS INC.
            (Exact name of registrant as specified in its charter)

                                -------------

           CANADA                                     NOT APPLICABLE
(State or other jurisdiction              (I.R.S. Employer Identification No.)
 incorporation or organization)

                                -------------

                             9000 Glenlyon Parkway
                           Burnaby, British Columbia
                                Canada V5J 5J9
                   (Address of Principal Executive Offices)

       BALLARD POWER SYSTEMS INC. DEFERRED SHARE UNIT PLAN FOR DIRECTORS
                        OF BALLARD POWER SYSTEMS INC.
                           (Full title of the plan)

                           Corporation Trust Company
                                 1633 Broadway
                           New York, New York 10019
                    (Name and address of agent for service)

                                (212) 894-8940
         (Telephone number, including area code, of agent for service)

                                -------------
                                  Copies to:
           Noordin Nanji, Esq.                    John T. Gaffney, Esq.
        Ballard Power Systems Inc.             Cravath, Swaine & Moore LLP
          9000 Glenlyon Parkway                      Worldwide Plaza
        Burnaby, British Columbia                   825 Eighth Avenue
             Canada V5J 5J9                         New York, New York
             (604) 454-0900                            10019-7475
                                                     (212) 474-1000
                                -------------

                        CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES         AMOUNT TO BE    PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM               AMOUNT OF
  TO BE REGISTERED           REGISTERED         PRICE PER SHARE (1)      AGGREGATE OFFERING PRICE (1)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Shares..........       12,000               U.S. $12.76               U.S. $153,120                 U.S. $12.39
Deferred Compensation
Obligations (2)........    U.S. $180,000               100%                  U.S. $180,000                 U.S. $14.56

===============================================================================

     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Shares reported on the Nasdaq National Market on September 11, 2003.

     (2) The Deferred Compensation Obligations are unsecured obligations of Ballard Power Systems Inc. to pay deferred compensation in the future in accordance with the terms of the Ballard Power Systems Inc. Deferred Share Unit Plan for Directors of Ballard Power Systems Inc.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S- 8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and the Note to Part I of Form S-8, such documents are not being filed with the SEC either as part of this registration statement filed pursuant to the requirements of Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents previously filed by Ballard Power Systems Inc. ("Ballard") with the SEC are incorporated by reference herein and shall be deemed a part hereof:

          1. Ballard's Annual Report on Form 40-F for the fiscal year ended December 31, 2002 filed on April 23, 2003, as amended by the Form 40-F/A filed on May 1, 2003.

          2. All other reports filed by Ballard under Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2002.

          3. The description of Ballard's common shares contained in Ballard's Registration Statement on Form F-10 as filed with the SEC on December 11, 2002, and any amendment or report filed for the purpose of amending or updating such description.

          In addition, all reports and documents filed by Ballard under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the filing date of each such document.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under the Canada Business Corporations Act (the "CBCA"), the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant's request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative or investigative action, suit or proceeding (a "Proceeding") to which such individual is made a party by reason of such individual's association with the registrant or other entity and provided that such individual acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant's request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that such individual's conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. Any of the individuals described in the first sentence of this paragraph is entitled to indemnification from the registrant as a matter of right if he or she was substantially successful on the merits and fulfilled the conditions set forth above.

          Ballard has entered into an indemnity agreement with each director, officer or employee of Ballard providing that if such director, officer or employee is or was involved in any threatened, pending or completed Proceeding by reason of the fact that such director, officer or employee is or was a director or officer of Ballard or is or was serving at the request of Ballard as a director or officer of another entity, including service with respect to employee benefit plans, whether the basis of such Proceeding is an alleged action in an official capacity while serving as a director or officer, such director, officer or employee will be indemnified and held harmless by Ballard to the fullest extent authorized by and in the manner set forth in the CBCA against all expense, liability and loss reasonably incurred or suffered by such director, officer or employee in connection therewith. Under such indemnity agreements, Ballard may indemnify any of its directors, officers or employees in connection with a Proceeding (or part thereof) initiated by such director, officer or employee only if such Proceeding (or part thereof) is authorized by the board of directors of Ballard or if such Proceeding is a successful Proceeding, in whole or in part, by a director, officer or employee for claims under an indemnity agreement.

          The CBCA provides that the registrant may, subject to and in accordance with the CBCA, purchase and maintain insurance for the benefit of any of the individuals described in the first sentence of the first paragraph of this Item 6 against any liability incurred by such individual in such individual's capacity as a director or officer of the registrant or as a director or officer, or similar capacity, of another entity at the registrant's request.

          Ballard maintains a policy of directors' and officers' liability insurance. The policy insures (a) the directors and officers of Ballard against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy), (b) Ballard for payments made pursuant to Ballard's indemnification of its directors and officers and (c) Ballard when it is directly named in a securities claim. The policy provides a maximum coverage in any one policy year of U.S. $35 million in annual claims (subject to a deductible of U.S. $200,000 to U.S. $500,000 per claim, payable by Ballard). The annual premium in the current fiscal year is U.S. $1,247,000. The premiums for the policy are not allocated between directors and officers as separate groups.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          The following exhibits are filed as part of this Registration
Statement:

          Exhibit No.    Description
          -----------    -----------

          4.1 Ballard's Restated Articles of Incorporation (filed as an exhibit to Registration Statement No. 333-89414 and incorporated herein by reference thereto).

          4.2 Ballard's By-laws (filed as an exhibit to Registration Statement No. 333-89414 and incorporated herein by reference thereto).

          4.3 Ballard Power Systems Inc. Deferred Share Unit Plan for Directors of Ballard Power Systems Inc.

          5.1 Opinion of Lang Michener regarding the legality of the securities being offered hereby.

          23.1           Consent of KPMG LLP.

          23.2           Consent of Lang Michener (included in Exhibit 5.1).

          24.1 Power of Attorney (included as part of the signature pages to this Registration Statement).

ITEM 9.   UNDERTAKINGS

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Country of Canada on the 12th day of September, 2003.

                                    BALLARD POWER SYSTEMS INC.



                                    By: /s/ Noordin Nanji
                                        --------------------------------
                                        Name:  Noordin Nanji
                                        Title: Vice President, Corporate
                                               Strategy and Development and
                                               Corporate Secretary

          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Country of Canada on the 12th day of September, 2003.

                                    BALLARD POWER SYSTEMS INC. DEFERRED
                                    SHARE UNIT PLAN FOR DIRECTORS OF
                                    BALLARD POWER SYSTEMS INC.



                                    By: /s/ Firoz Rasul
                                        ----------------------------
                                        Name: Firoz Rasul
                                        Title: Chairman of the Board


                               POWER OF ATTORNEY

          Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints Noordin Nanji and David Smith, and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                       Date
      ---------                       -----                       ----

   /s/ Dennis Campbell           Chief Executive Officer    September 9, 2003
-----------------------------         and President
     Dennis Campbell

   /s/ David Smith               Chief Financial Officer    September 9, 2003
------------------------------
      David Smith


   /s/ Firoz Rasul               Chairman of the Board      September 9, 2003
------------------------------
      Firoz Rasul


   /s/ A. Charles Baillie              Director             September 9, 2003
------------------------------
     A. Charles Baillie


   /s/ Ian Bourne                      Director             September 1, 2003
------------------------------
      Ian Bourne


   /s/ Susan Cischke                   Director             September 2, 2003
------------------------------
      Susan Cischke


------------------------------         Director
    Prof. Jurgen Hubbert


   /s/ Ed Kilroy                       Director             September 2, 2003
------------------------------
       Ed Kilroy


   /s/ Denise Morrison                 Director             September 8, 2003
------------------------------
     Denise Morrison


   /s/ Dr. Gerhard Schmidt             Director             August 20, 2003
------------------------------
    Dr. Gerhard Schmidt


   /s/ Dr. Hans-Joachim Schopf         Director             September 2, 2003
------------------------------
   Dr. Hans-Joachim Schopf


   /s/ John Sheridan                   Director             September 9, 2003
---------------------------
      John Sheridan


   /s/ Mark Suwyn                      Director             September 9, 2003
---------------------------
       Mark Suwyn


   /s/ Douglas W.G. Whitehead          Director             August 27, 2003
---------------------------
   Douglas W.G. Whitehead

                           AUTHORIZED REPRESENTATIVE

          Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States on this 12th day of September, 2003.



                                    By: /s/ Noordin Nanji
                                        ------------------------------------
                                        Name:  Noordin Nanji
                                        Title: Vice President, Corporate
                                               Strategy and Development and
                                               Corporate Secretary

                               INDEX TO EXHIBITS


EXHIBIT     DESCRIPTION
-------     -----------
4.1         Ballard's Restated Articles of Incorporation (filed as an exhibit to Registration Statement No. 333-89414 and incorporated herein by reference thereto).

4.2 Ballard's By-laws (filed as an exhibit to Registration Statement No. 333-89414 and incorporated herein by reference thereto).

4.3 Ballard Power Systems Inc. Deferred Share Unit Plan for Directors of Ballard Power Systems Inc.

5.1 Opinion of Lang Michener regarding the legality of the securities being offered hereby.

23.1        Consent of KPMG LLP.

23.2        Consent of Lang Michener (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature pages to this Registration Statement).